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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY
                   Directors and Certain Officers of TRW Inc.


     THE UNDERSIGNED Directors and Officers of TRW Inc. (the "Corporation" hereby appoint M. A. Coyle, J.C. Diggs, W.A. Fullmer, K.A. Weigand and J.L. Manning, Jr., and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, Registration Statements or amendments to previously-filed Registration Statements with respect to deferred compensation obligations, interests, shares of Common Stock of the Corporation, or other securities of the Corporation offered in connection with the Corporation's deferred compensation plans, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the securities to which any such Registration Statements relate, with full power and authority to take or cause to be taken such other actions which, in the judgment of such person, may be necessary and appropriate to effect the filing of such documents.

     EXECUTED the dates set forth below.

/s/ J.T. Gorman               /s/ P.S. Hellman              /s/ C.G. Miller
-----------------------       --------------------------    ---------------------------
J.T. Gorman                   P.S. Hellman                  C.G. Miller
Chairman of the Board         President,                    Executive Vice President
Chief Executive Officer       Chief Operating Officer       and Chief Financial Officer
and Director                  and Director                  December 11, 1996
December 11, 1996             December 11, 1996

/s/ T.A. Connell              /s/ M.H. Armacost
-----------------------       --------------------------    ---------------------------
T.A. Connell                  M.H. Armacost, Director       M. Feldstein, Director
Vice President                December 11, 1996             December 11, 1996
and Controller
December 18, 1996

/s/ R.M. Gates                /s/ C.H. Hahn                 /s/ G.H. Heilmeier
-----------------------       --------------------------    ---------------------------
R.M. Gates, Director          C.H. Hahn, Director           G.H. Heilmeier, Director
December 11, 1996             December 11, 1996             December 11, 1996

/s/ K.N. Horn                 /s/ E.B. Jones                /s/ W.S. Kiser
-----------------------       --------------------------    ---------------------------
K.N. Horn, Director           E.B. Jones, Director          W.S. Kiser, Director
December 11, 1996             December 11, 1996             December 11, 1996

/s/ D.B. Lewis                /s/ J.T. Lynn                 /s/ L.M. Martin
-----------------------       --------------------------    ---------------------------
D.B. Lewis, Director          J.T. Lynn, Director           L.M. Martin, Director
December 11, 1996             December 11, 1996             December 11, 1996

/s/ J.D. Ong                  /s/ R.W. Pogue
-----------------------       --------------------------
J.D. Ong, Director            R.W. Pogue, Director
December 11, 1996             December 11, 1996
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